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                                                                   EXHIBIT 10.2


                                  STRAIGHT NOTE


         $200,000          South El Monte, California         June 28, 1999


     For value received, Lee Pharmaceuticals promises to pay Mark DiSalvo or order, at South El Monte, California the sum of TWO HUNDRED THOUSAND DOLLARS, with interest from June 28, 1999, on unpaid principal at the rate of twenty (20) per cent per annum; principal is payable monthly, commencing on August 15, 1999, with monthly principal payments of $10,000. Interest shall be calculated on the basis of the unpaid principal balance daily, based on a 365 day year, actual day month, payable monthly. Principal and interest shall be payable in lawful money of the United States. If action be instituted on this note, I promise to pay such sum as the Court may fix as attorney's fees. This note is secured by the following trademarks; Aloe E, Aloe 99, Amitone, Aquafilter, Baby Gasz, Baby Gumz, Beau Kreml, Bikini Bare, Breath-Gard, Brush'n Floss, Cheracol, Creamalin, Creo-Terpin, Dentlock, Dr. Hands, Evac-U-Gen, Femiron, iodex Klutch, Liquiprin, Peterson's Ointment, Pristeen, Rose Milk, Saxon, Stop'n Grow, Sundance, TearGard, ThexForte, Venture, and Zonite.



        June 30, 1999                               RONALD G. LEE
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        Date                          Lee Pharmaceuticals -- Ronald G. Lee





        June 30, 1999                             MICHAEL L. AGRESTI
        -------------                 -----------------------------------------
        Date                          Lee Pharmaceuticals -- Michael L. Agresti